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                                                                     Exhibit 8.2

                          DIRECT LINE: 441 299 4965
                          E-MAIL:      graham.collis@conyersdillandpearman.com
                          OUR REF:     GBC/dhm/280423/203183/CorpDocs

[__________] 2007

Validus Holdings, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Dear Sirs,

VALIDUS HOLDINGS, LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No. 333-[_____]) filed with the U.S. Securities and Exchange Commission (the "Commission") on 16th January 2007 and thereafter amended (the "Registration Statement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of [__________] common shares, par value US$[0.10] each, of which [__________] common shares are being offered by the Company and [__________] (the "Issued Shares") are being offered by certain selling shareholders named in the prospectus forming part of the Registration Statement (the "Selling Shareholders") together with an additional [__________] common shares, par value US$[0.10] each, subject to an over-allotment option granted to the underwriters by the Selling Shareholders (together the "Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on [__________] 2007, minutes of meetings of the board of directors of the Company held on [__________] 2006 and [__________] 2007 (together, the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

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We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the captions "Bermuda Taxation - Taxation of Validus and its Subsidiaries" and "Taxation of Shareholders" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Certain Tax Considerations" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,


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CONYERS DILL & PEARMAN


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